DATED AS OF NOVEMBER 15, 1996



                             BANKAMERICA CORPORATION



                                    as Issuer



                                      -and-




                            FIRST TRUST OF NEW YORK,
                              NATIONAL ASSOCIATION



                                    as Agent




                      -------------------------------------

                  SECOND AMENDED AND RESTATED AGENCY AGREEMENT


                                 in respect of a


                         EURO MEDIUM-TERM NOTE PROGRAMME
                      -------------------------------------

                                      TABLE OF CONTENTS

Clause                                                                                    Page
------                                                                                    ----
1.      Definitions and interpretation.......................................................2

2.      Appointment of Agent and Paying Agents...............................................5

3.      Issue of Temporary Global Notes......................................................6

4.      Issue of Permanent Global Notes......................................................7

5.      Issue of Definitive Notes............................................................8

6.      Exchanges............................................................................8

7.      Terms of Issue.......................................................................9

8.      Payments............................................................................11

9.      Determinations and notifications in respect of Notes................................12

10.     Notice of any withholding or deduction..............................................15

11.     Duties of the Agent in connection with early redemption.............................16

12.     Publication of notices..............................................................16

13.     Cancellation of Notes, Receipts, Coupons and Talons.................................16

14.     Exchange; Issue of new and replacement Notes, Receipts, Coupons and Talons..........18

15.     Copies of this Agreement and each Pricing Supplement available for inspection.......20

16.     Commissions and expenses............................................................20

17.     Indemnity...........................................................................20

18.     Repayment by the Agent..............................................................21

19.     Conditions of appointment...........................................................21

20.     Communication between the parties...................................................22

21.     Changes in Agent and Paying Agents..................................................22

22.     Merger and consolidation............................................................24

23.     Notifications.......................................................................25

24.     Change of specified office..........................................................25

25.     Notices.............................................................................25

26.     Taxes and stamp duties..............................................................26

27.     Currency indemnity..................................................................26

28.     Amendments; Meetings of Holders.....................................................26

29.     Calculation Agency Agreement........................................................29

30.     Descriptive Headings................................................................29

31.     Governing Law.......................................................................29

32.     Counterparts........................................................................30

APPENDIX A
Terms and Conditions.......................................................................A-1

APPENDIX B
Forms of Global and Definitive Notes, Coupons,
Receipts and Talons........................................................................B-1

APPENDIX C
Form of Calculation Agency Agreement.......................................................C-1

APPENDIX D
Form of Operating & Administrative Procedures
Memorandum.................................................................................D-1
APPENDIX E
Form of the Notes..........................................................................E-1

                  SECOND AMENDED AND RESTATED AGENCY AGREEMENT

                                 in respect of a

                         EURO MEDIUM-TERM NOTE PROGRAMME


THIS SECOND AMENDED AND RESTATED AGREEMENT is made as of November 15, 1996
BETWEEN:

               (1) BankAmerica Corporation of San Francisco, California, U.S.A. (the "Company"); and

               (2) First Trust of New York, National Association ("First Trust"), of New York, U.S.A. (the "Agent," which expression shall include Union Bank of Switzerland, London Branch, in its capacity as First Trust's agent with respect to First Trust's obligations as issuing and principal paying agent under this Agreement, and any successor agent appointed in accordance with Clause 21), and it amends and restates the Amended and Restated Agency Agreement dated as of November 16, 1994 (the "Prior Agency Agreement").

               WHEREAS:

               (A) The Company has entered into a Second Amended and Restated Programme Agreement (the "Programme Agreement") dated November 15, 1996 with Bank of America International Limited, BA Asia Limited, Goldman Sachs International, Lehman Brothers International (Europe), Merrill Lynch International, PaineWebber International (U.K.) Ltd., and Salomon Brothers International Limited (the "Dealers") pursuant to which the Company may issue notes (the "Notes") in an aggregate principal amount of up to U.S.$10,000,000,000 (or its equivalent in other currencies or currency units) outstanding at any time;

               (B) Clause 28(1) of the Prior Agency Agreement provides that such Agreement may be amended by the Company and the Agent, without the consent of the holder of any Note, Receipt or Coupon, to make any further modifications of the terms of such Agreement necessary or desirable to allow for the issuance of any additional Notes (which modifications shall not be materially adverse to holders of outstanding Notes);

               (C) The Company desires and has requested the Agent pursuant to Clause 28(1) of the Prior Agency Agreement to join with it in the execution and delivery of this Agreement in order to amend and restate the Prior Agency Agreement as set forth herein solely with respect to Notes issued on or after the date hereof; and

               (D) The Notes to be issued on or after the date hereof will be issued subject to, and with the benefit of, this Agreement.

               IT IS HEREBY AGREED as follows:

               1.     Definitions and interpretation

               (1) The following expressions shall have the following meanings:

               "Cedel Bank" means Cedel Bank, societe anonyme;

               "Conditions" means, in respect of any Series of Notes, the terms and conditions of the Notes of such Series, such terms and conditions being in the form or substantially in the form set out in Appendix A hereto or in such other form, having regard to the terms of the relevant Series, as may be agreed between the Company, the Agent and the relevant Purchaser or Purchasers from time to time;

               "Dealer" means Bank of America International Limited, BA Asia Limited, Goldman Sachs International, Lehman Brothers International (Europe), Merrill Lynch International, PaineWebber International (U.K.) Ltd. and Salomon Brothers International Limited, and includes any other entities appointed as dealers from time to time pursuant to the Programme Agreement, and excludes any entity whose appointment has been terminated pursuant to the Programme Agreement;

               "Definitive Note" means a Note in definitive form substantially in the form set out in Part 3 of Appendix B hereto (or in such other form as may be agreed between the Company, the Agent and the relevant Purchaser or Purchasers) issued or to be issued by the Company pursuant to this Agreement in exchange for the whole, but not for a part, of a Permanent Global Note;

               "Dual Currency Notes" means Notes in respect of which principal and/or interest is payable in one or more Specified Currencies other than the Specified Currency in which they are denominated.

               "Euroclear" means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System;

               "Global Note" means a Temporary Global Note or a Permanent Global Note;

               "Issue Date" means, in respect of any Note, the date of issue and purchase of such Note pursuant to Section 2 of the Programme Agreement, being in the case of any Note in the form of a Permanent Global Note or a Definitive Note, the same date as the date of issue of the Temporary Global Note which initially represented such Note;

               "Listing Rules" means in the case of Notes which are, or are to be, listed on a Stock Exchange, the listing rules and regulations for the time being in force for such Stock Exchange;

               "Note" means any note issued or to be issued by the Company pursuant to the Programme Agreement, which Note may be represented by a Global Note or a Definitive Note;

               "Noteholders" means the several persons who are for the time being holders of outstanding Notes save that for so long as any of the Notes are represented by a Global Note, each person who is for the time being shown in the records of Euroclear and/or Cedel Bank (in which regard any certificate or other document issued by Euroclear and/or Cedel Bank as to the principal amount of such Notes standing to the account of any person shall be conclusive and binding for all purposes save in the case of manifest error) as the holder of a particular principal amount of such Notes (other than Cedel Bank if Cedel Bank shall be an account holder of Euroclear and other than Euroclear if Euroclear shall be an account holder of Cedel Bank), shall be treated by the Company, the Agent and any other Paying Agent as a holder of such principal amount of such Notes for all purposes other than for the payment of principal and interest on such Notes, the right to which shall be vested, as against the Company, the Agent and any other Paying Agent, solely in the bearer of the Global Note in accordance with and subject to its terms (and the expressions "Noteholder," "holder of Notes" and related expressions shall be construed accordingly);

               "Offering Circular" means the Offering Circular relating to the Programme as revised, supplemented, amended or updated from time to time, including in relation to each Tranche of Notes, the Pricing Supplement relating to such Tranche and such other documents as are from time to time incorporated therein by reference;

               "outstanding" means, in relation to the Notes, all the Notes issued other than (a) those which have been redeemed in full in accordance with this Agreement or the Conditions, (b) those in respect of which the date for redemption in accordance with the Conditions has occurred and the redemption moneys (including all interest (if any) accrued thereon to the date for such redemption and any interest (if any) payable under the Conditions after such date) have been duly paid to the Agent as provided herein (and, where appropriate, notice has been given to the Noteholders in accordance with Condition 16) and remain available for payment against presentation of Notes,
(c) those which have become void under Condition 15, (d) those which have been purchased and cancelled as provided in Condition 5, (e) those Notes which have been surrendered in exchange for new or replacement Notes pursuant to Condition 14, (f) (for the purposes only of determining how many Notes are outstanding and without prejudice to their status for any other purpose) those Notes alleged to have been lost, stolen or destroyed and in respect of which replacement Notes have been issued pursuant to Condition 14 and (g) Temporary Global Notes to the extent that they shall have been duly exchanged for Permanent Global Notes and Permanent Global Notes to the extent that they shall have been duly exchanged for Definitive Notes, in each case pursuant to their respective provisions;

               "Paying Agents" means, in relation to all Series of the Notes, the several institutions (including, where the context permits or requires, the Agent) at their respective specified offices named as such at the end of the Conditions or such other or further paying agents at their respective specified offices for all or any Series of the Notes as may from time to time be appointed in respect thereof by the Company and notice of whose appointment is given to the Noteholders pursuant to Clause 21 or Clause 23 and in accordance with Condition 16.

               "Permanent Global Note" means a permanent global note substantially in the form set out in Part 2 of Appendix B hereto (or in such other form as may be agreed between the Company, the Agent and the relevant Purchaser or Purchasers) comprising Notes issued or to be issued by the Company in exchange for the whole or part of a Temporary Global Note issued in respect of the Notes of the same Tranche;

               "Pricing Supplement" means the pricing supplement issued in relation to each Tranche of Notes (substantially in the form of Annex D to the Procedures Memorandum) as a supplement to the Offering Circular and giving details of that Tranche;

               "Programme" means the Euro Medium-Term Note Programme established by the Programme Agreement;

               "Programme Agreement" means the second amended and restated agreement of even date herewith between the Company and the Dealers concerning the purchase of Notes to be issued by the Company and includes any amendment or supplement thereto;

               "Purchaser" means a Dealer or any third party other than a dealer (as defined in Section 2(12) of the United States Securities Act of 1933), who agrees to purchase Notes pursuant to the Programme Agreement and references to a relevant Purchaser or Purchasers mean in relation to any Note, the Purchaser or Purchasers to whom the Company has agreed to issue and sell such Note;

               "Series" means all Notes which are denominated in the same currency and which have the same Maturity Date or Redemption

Month or Redemption Date (as the case may be) and Interest/Payment Basis and Interest Payment Dates (if any) (all as indicated in the applicable Pricing Supplement) and the terms of which (except for the Issue Date or Interest Commencement Date (as the case may be) and/or the Issue Price (except in the case of Zero Coupon Notes) (all as indicated as aforesaid)) are otherwise identical (including whether or not the Notes are listed and whether the Notes are Senior Notes or Subordinated Notes); and the expressions "Notes of the relevant Series" and "holders of Notes of the relevant Series" and related expressions shall be construed accordingly;

               "Specified Currency" means the currency (which expression shall include European Currency Units ("ECUs")) in which Notes are denominated and, in the case of Dual Currency Notes, the currency or currencies in which payment in respect of the Notes is to be made;

               "Stock Exchange" means the Luxembourg Stock Exchange or such other stock exchange(s) on which any Notes may from time to time be listed and references in this Agreement to the "relevant Stock Exchange" shall, in relation to any Notes, be references to the Stock Exchange on which such Notes are from time to time, or will be, listed;

               "Temporary Global Note" means a temporary global note substantially in the form set out in Part 1 of Appendix B hereto (or in such other form as may be agreed between the Company, the Agent and the relevant Purchaser or Purchasers) comprising Notes issued or to be issued by the Company pursuant to the Programme Agreement and issued in respect of the Notes of the same Tranche;

               "Tranche" means all Notes of the same Series with the same Issue Date, Interest Commencement Date and Issue Price; and

               "U.S.$" and "U.S. dollars" means the coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts in the United States of America.

               (2) Terms and expressions (including the definitions of currencies or composite currencies) defined in the Conditions or Appendix E or used in the applicable Pricing Supplement shall have the same meanings in this Agreement, except where the context requires otherwise.

               (3) Any references to Notes shall, unless the context otherwise requires, include any Temporary Global Notes, Permanent Global Notes and Definitive Notes.

               (4) Any reference herein to Euroclear and/or Cedel

Bank shall, whenever the context so permits, be deemed to include a reference to any additional or alternative clearance system approved by the Company and the Agent.

               (5) Nothing in this Agreement shall apply to, or alter the rights and remedies conferred by the Prior Agency Agreement upon, Notes created and issued prior to the date hereof.

               2.     Appointment of Agent and Paying Agents

               (1) The Agent is hereby appointed as agent of the Company, to act as issuing and principal paying agent, upon the terms and subject to the conditions set out below, for the purposes of, INTER ALIA:

               (a)    completing, authenticating and issuing Notes;

               (b) exchanging Temporary Global Notes for Permanent Global Notes and exchanging Permanent Global Notes for Definitive Notes in accordance with the terms of such Global Notes;

               (c) paying sums due on Global Notes and Definitive Notes, Receipts and Coupons;

               (d) determining the interest and/or other amounts payable in respect of the Notes in accordance with the Conditions and Clause 9 hereof;

               (e) arranging on behalf of the Company for notices to be communicated to the Noteholders and the relevant Stock Exchanges;

               (f) ensuring that all necessary action is taken to comply with the periodic reporting requirements of the Bank of England, the German Central Bank and the Ministry of Finance of Japan with respect to the Notes to be issued under the Programme;

               (g) receiving notice from Euroclear and/or Cedel Bank relating to the certificates of non-U.S. beneficial ownership of the Notes;

               (h) notifying the relevant Dealer or Dealers of the end of the restricted period in respect of each Series of Notes based upon the determinations and certifications of such Dealer(s); and

               (i) performing all other obligations and duties imposed upon it by the Conditions and this Agreement.

               (2) The Company hereby appoints each of the Agent at c/o Union Bank of Switzerland, London Branch, P.O. Box

428, 100 Liverpool Street, London EC2M 2RH and Kredietbank S.A. Luxembourgeoise, 43 Boulevard Royal, L-2955, Luxembourg (together with the Agent, the "Paying Agents," which expression shall include any additional or successor paying agent appointed in accordance with Clause 21 and "Paying Agent" shall mean any of the Paying Agents) as paying agent of the Company upon the terms and subject to the conditions set out below, for the purposes of paying sums due on Notes, Receipts and Coupons.

               3.     Issue of Temporary Global Notes

               (1) Subject to subclause (2), following receipt of confirmation (the "Confirmation") from the Company in respect of an issue of Notes in accordance with the provisions of the Procedures Memorandum set out in Appendix D hereto (as from time to time varied, with the prior approval of the Agent, by the Company and the relevant Purchaser or Purchasers in respect of a Tranche or Series of Notes of such issue) the Agent will take the steps required of the Agent in the Procedures Memorandum. For this purpose the Agent is authorized on behalf of the Company:

               (a) to prepare a Temporary Global Note or Temporary Global Notes containing the relevant Conditions and to complete, in accordance with such Confirmation, the necessary details on such Temporary Global Note(s);

               (b)    to authenticate such Temporary Global Note(s); and

               (c) to deliver such Temporary Global Note(s) to the specified common depositary of Euroclear and Cedel Bank in accordance with the Confirmation against receipt from the common depositary of confirmation that such common depositary is holding the Temporary Global Note(s) in safe custody for the account of Euroclear and/or Cedel Bank and to instruct Euroclear or Cedel Bank or both of them (as the case may be) to credit the Notes represented by such Temporary Global Note(s), unless otherwise agreed in writing between the Agent and the Company, to the Agent's distribution account (or in the case of a syndicated note issue, the lead manager's account).

               (2) The Agent shall only be required to perform its obligations under subclause (1) if it holds a master Temporary Global Note duly executed by a person or persons authorized to execute the same on behalf of the Company, which may be used by the Agent for the purpose of preparing Temporary Global Notes in accordance with paragraph (a) of that subclause.

               (3) The Agent shall provide Euroclear and/or Cedel Bank with the notifications, instructions or other information to be given by the Agent to Euroclear and/or Cedel Bank.

               4.     Issue of Permanent Global Notes

               (1) Subject to subclause (2), upon the occurrence of any event which pursuant to the terms of a Temporary Global Note requires the issue of a Permanent Global Note, the Agent shall issue a Permanent Global Note in accordance with the terms of the Temporary Global Note. For this purpose the Agent is authorized on behalf of the Company:

               (a) to prepare a Permanent Global Note containing the relevant Conditions and to complete, in accordance with the terms of the Temporary Global Note, the necessary details on such Permanent Global Note and attach a copy of the applicable Pricing Supplement to such Permanent Global Note;

               (b)    to authenticate such Permanent Global Note; and

               (c) to deliver such Permanent Global Note to the specified common depositary that is holding the Temporary Global Note for the time being on behalf of Euroclear and/or Cedel Bank in exchange for such Temporary Global Note or, in the case of a partial exchange, after noting the details of such exchange in the appropriate spaces on both the Temporary Global Note and the Permanent Global Note, and in either case against receipt from the common depositary of confirmation that such common depositary is holding the Permanent Global Note in safe custody for the account of Euroclear and/or Cedel Bank.

               (2) The Agent shall only be required to perform its obligations under subclause (1) if it holds a master Permanent Global Note duly executed by a person or persons authorized to execute the same on behalf of the Company, which may be used by the Agent for the purpose of preparing Permanent Global Notes in accordance with paragraph (a) of that subclause.

               (3) The Agent shall provide Euroclear and/or Cedel Bank with the notifications, instructions or other information to be given by the Agent to Euroclear and/or Cedel Bank.

               5.     Issue of Definitive Notes

               (1) Upon notice from Euroclear or Cedel Bank pursuant to the terms of a Permanent Global Note requiring the issue of one or more Definitive Note(s), the Agent shall deliver the relevant Definitive Note(s) in accordance with the terms of the Permanent Global Note. For this purpose the Agent is hereby authorized on behalf of the Company:

               (a) to authenticate (if so instructed by the Company) such Definitive Note(s); and

               (b) to deliver such Definitive Note(s) to or to the order of Euroclear and/or Cedel Bank.

               The Agent shall notify the Company forthwith upon receipt of a request for issue of any Definitive Note(s) in accordance with the provisions of a Permanent Global Note (and shall state the aggregate principal amount of such Permanent Global Note to be exchanged in connection therewith).

               (2) The Company undertakes to deliver to the Agent, pursuant to a request for the issue of Definitive Notes under the terms of the relevant Permanent Global Note, sufficient numbers of executed Definitive Notes to enable the Agent to comply with its obligations under this Clause 5.

               6.     Exchanges

               Upon any exchange of all or a portion of an interest in a Temporary Global Note for an interest in a Permanent Global Note or upon any exchange of all, but not a portion, of an interest in a Permanent Global Note for Definitive Notes, the Global Note shall be endorsed to reflect the reduction of its principal amount by the aggregate principal amount so exchanged. Until exchanged in full, the holder of an interest in any Global Note shall in all respects be entitled to the same benefits as the holder of Notes, Receipts and Coupons authenticated and delivered hereunder, subject as set out in the Conditions. The Agent is hereby authorized on behalf of the Company (i) to endorse or to arrange for the endorsement of the relevant Global Note to reflect the reduction in the principal amount represented thereby by the amount so exchanged and, if appropriate, to endorse the Permanent Global Note to reflect any increase in the principal amount represented thereby, and in either case, to sign in the relevant space on the relevant Global Note recording such exchange or increase and (ii) in the case of a total exchange, to cancel or arrange for the cancellation of the relevant Global Note.

               7.     Terms of Issue

               (1) The Agent shall cause all Temporary Global Notes, Permanent Global Notes and Definitive Notes delivered to and held by it under this Agreement to be maintained in safe custody and shall ensure that such Notes are issued only in accordance with the provisions of this Agreement and the relevant Global Note and Conditions.

               (2) Subject to the procedures set out in the Procedures Memorandum, for the purposes of subclause (1) the Agent is entitled to treat a telephone, telex or facsimile communication from a person purporting to be (and who the Agent, after ascertaining that such person appears on the list of persons described in Clause 19(7), believes in good faith to be) the authorized representative of the Company named in the list referred to in, or notified pursuant to, Clause 19(7) as sufficient instructions and authority of the Company for the Agent to act in accordance with subclause (1).

               (3) In the event that a person who has signed on behalf of the Company a master Temporary Global Note, a master Permanent Global Note or Definitive Notes not yet issued but held by the Agent in accordance with Clause 5(2) ceases to be authorized as described in Clause 19(7), the Agent shall (unless the Company gives notice to the Agent that Notes signed by that person do not constitute valid and binding obligations of the Company or otherwise until replacements have been provided to the Agent) continue to have authority to issue any such Notes, and the Company hereby warrants to the Agent that such Notes shall, unless notified as aforesaid, be valid and binding obligations of the Company. Promptly upon such person ceasing to be authorized, the Company shall provide the Agent with replacement master Temporary Global Notes, master Permanent Global Notes and Definitive Notes and the Agent shall cancel and destroy the master Temporary Global Notes, master Permanent Global Notes and Definitive Notes held by it which are signed by such person and shall provide to the Company a confirmation of destruction in respect thereof specifying the Notes so cancelled and destroyed.

               (4) Unless otherwise agreed in writing between the Company and the Agent, each Note credited to the Agent's distribution account with Euroclear or Cedel Bank following the delivery of a Temporary Global Note or Permanent Global Note to a common depositary pursuant to Clause 3(1)(c) or 4(1)(c), respectively, shall be held to the order of the Company. The Agent shall procure that the principal amount of Notes which the relevant Purchaser has agreed to purchase is:

               (a)    debited from the Agent's distribution account; and

               (b) credited to the securities account of such Purchaser with Euroclear or Cedel Bank (as specified in the Confirmation),

in each case only upon receipt by the Agent on behalf of the Company of the purchase price due from the relevant Purchaser in respect of such Notes.

               (5) If on the relevant Issue Date a Purchaser does not pay the full purchase price due from it in respect of any Note (the "Defaulted Note") and, as a result, the Defaulted Note remains in the Agent's distribution account with Euroclear and/or

Cedel Bank after such Issue Date, the Agent will continue to hold the Defaulted Note to the order of the Company. The Agent shall notify the Company forthwith of the failure of the Purchaser to pay the full purchase price due from it in respect of any Defaulted Note and, subsequently, shall notify the Company forthwith upon receipt from the Purchaser of the full purchase price in respect of such Defaulted Note.

               (6) If the Agent pays an amount (the "Advance") to the Company on the basis that a payment (the "Payment") will be received from a Purchaser and if the Payment is not received by the Agent on the date the Agent pays the Company, the Agent shall notify the Company by tested telex or facsimile that the Payment has not been received and the Company shall repay to the Agent the Advance and shall pay interest on the Advance (or the unreimbursed portion thereof) from (and including) the date such Advance is made to (but excluding) the earlier of repayment of the Advance and receipt by the Agent of the Payment (at a rate quoted at that time by the Agent as its cost of funding the Advance).

               (7) In the event of an issue of Notes and subject to receipt of a Confirmation from the Company in accordance with the terms of the Procedures Memorandum, the Agent will promptly, and in any event prior to the Issue Date in respect of such issue, send the Pricing Supplement to the Company, relevant Stock Exchange and the relevant Dealers.

               8.     Payments

               (1) The Agent shall advise the Company, no later than ten Business Days (as defined below) immediately preceding the date on which any payment is to be made to the Agent with respect to Notes pursuant to this subclause (1), of the payment amount, payment date, whether the Notes are Senior Notes or Subordinated Notes and payment instructions which shall provide for separate accounts for Senior Notes and Subordinated Notes and the Company shall on each date on which any payment in respect of any Notes becomes due, transfer to the account(s) specified by the Agent not later than the Payment Time such amounts in the relevant currency as shall be sufficient for the purposes of such payment in funds settled through such payment system as the Agent and the Company may agree. As used in this subclause (1), the term "Payment Time" means 2:00 p.m. local time in the principal financial center of the country of the currency in which the payment is to be made (which in the case of payment in ECU is Brussels).

               (2) No later than the third Business Day immediately preceding the date on which any payment is to be made to the Agent pursuant to subclause
(1), the Agent shall receive a
confirmation from the Company that payment will be made. For the purposes of this Clause 8, "Business Day" means a day which is:

               (a) a day (other than a Saturday or a Sunday) on which commercial banks and foreign exchange markets settle payments in London;

               (b) either (i) in relation to a payment to be made in a Specified Currency other than ECU, a day on which commercial banks and foreign exchange markets settle payments in the principal financial center of the country of the relevant Specified Currency (if other than London, and which, if the Specified Currency is Australian dollars, shall be Sydney and if the Specified Currency is New Zealand dollars, shall be Auckland) or (ii) in relation to a payment to be made in ECU, an ECU Settlement Day (as defined in the 1991 ISDA Definitions published by the International Swaps and Derivatives Association, Inc.
as amended and updated at the Issue Date of the Notes,); and

               (c) a day (other than a Saturday or a Sunday) on which banks settle payments in the relevant place of business of the Agent.

               (3) Subject to the Agent being satisfied in its sole discretion that payment will be duly made as provided in subclause (1), the Agent or the relevant Paying Agent shall pay or cause to be paid all amounts due in respect of the Notes on behalf of the Company in the manner provided in the Conditions. If any payment provided for in subclause (1) is made late but otherwise in accordance with the provisions of this Agreement, the Agent and each Paying Agent shall nevertheless make payments in respect of the Notes as aforesaid following receipt by it of such payment.

               (4) If for any reason the Agent considers in its sole discretion that the amounts to be received by the Agent pursuant to subclause (1) will be, or the amounts actually received by it pursuant thereto are, insufficient to satisfy all claims in respect of all payments then falling due in respect of either the Senior Notes or the Subordinated Notes, the Agent shall then forthwith notify the Company of such insufficiency and, until such time as the Agent has received the full amount of all such payments, neither the Agent nor any Paying Agent shall be obliged to pay any such claims; provided that in the event that payments are received in the account for payment of Senior Notes which are sufficient to pay the Senior Notes, payments shall be made on the Senior Notes and all payments on the Subordinated Notes shall be made in accordance with Condition 2 of the Conditions.

               (5) Without prejudice to subclauses (3) and (4), if the Agent pays any amounts to the holders of Notes, Receipts or

Coupons or to any Paying Agent at a time when it has not received payment in full in respect of the relevant Notes in accordance with subclause (1) (the excess of the amounts so paid over the amounts so received being the "Shortfall"), the Company shall, in addition to paying amounts due under subclause (1), pay to the Agent on demand interest (at a rate which represents the Agent's actual overnight cost of funding the Shortfall) on the Shortfall (or the unreimbursed portion thereof) until the receipt in full by the Agent of the Shortfall. The Agent shall notify the Company by tested telex or facsimile as soon as practicable, it being understood that the Company shall have the right to make such payment subsequently with good value as of such Business Day.

               (6) The Agent shall on demand promptly reimburse each Paying Agent for payments in respect of Notes properly made by such Paying Agent in accordance with this Agreement and the Conditions unless the Agent has notified the Paying Agent, prior to the opening of business in the location of the office of the Paying Agent through which payment in respect of the Notes can be made on the due date of a payment in respect of the Notes, that the Agent does not expect to receive sufficient funds to make payment of all amounts falling due in respect of such Notes.

               9.     Determinations and notifications in respect of Notes

               (1) The Agent shall make all such determinations and calculations (howsoever described) as it is required to do under the Conditions, all subject to and in accordance with the Conditions and Clause 29 hereof.

               (2) The Agent shall not be responsible to the Company or to any third party (except in the event of negligence, wilful default or bad faith) as a result of the Agent having acted on any quotation given by any Reference Bank which subsequently may be found to be incorrect.

               (3) The Agent shall promptly notify the Company, any other Paying Agent and (in respect of a Series of Notes listed on a Stock Exchange) the relevant Stock Exchange of, INTER ALIA, each Rate of Interest, Interest Amount and Interest Payment Date and all other amounts, rates and dates which it is obliged to determine or calculate under the Conditions as soon as practicable after the determination thereof and of any subsequent amendment thereto pursuant to the Conditions.

               (4) The Agent shall use its best efforts to cause each Rate of Interest, Interest Amount and Interest Payment Date and all other amounts, rates and dates which it is obliged to determine or calculate under the Conditions to be published as required in accordance with the Conditions as soon as possible after their determination or calculation.

               (5) If the Agent does not at any material time for any reason determine and/or calculate and/or publish the Rate of Interest, Interest Amount and/or Interest Payment Date in respect of any Interest Period or any other amount, rate or date as provided in this Clause 9, it shall forthwith notify the Company and the other Paying Agents of such fact.

               (6) At the end of each calendar month, the Agent shall, if required, provide (i) the Bank of England with information on the amount, interest rate and other terms of each issue of Sterling-denominated Notes during the month, and such other information as the Bank of England may require from time to time, (ii) the Japanese Ministry of Finance with information on the amount, interest rate and other terms of each issue of Yen-denominated Notes during the month, and such other information as the Japanese Ministry of Finance may require from time to time, and (iii) the German Central Bank with information on the amount, interest rate and other terms of each issue of Deutsche Mark-denominated Notes during the month, and such other information as the German Central Bank may require from time to time.

               (7) For purposes of monitoring the aggregate principal amount of Notes issued under the Programme, the Agent shall determine the U.S. dollar equivalent of the principal amount of each issue of Notes denominated in another currency, each issue of Dual Currency Notes and Indexed Notes, each issue of Zero Coupon Notes and each issue of Partly Paid Notes, as follows:

               (a) the U.S. dollar equivalent of the principal amount of Notes denominated in a currency other than U.S. dollars shall be determined by the Agent by reference to a spot rate displayed on a page on the Reuters Monitor Money Rates Service or the appropriate Associated Press-Dow Jones Telerate Service or such other service as is agreed between the Agent and the Company from time to time and such Notes shall be revalued at least monthly and the most recent valuation used;

               (b) the U.S. dollar equivalent of the principal amount of Dual Currency Notes and Indexed Notes shall be determined in the manner specified above by reference to the original principal amount of such Notes, and if Notes are payable in alternate currencies or currency equivalents at the option of the holder, the largest amount payable shall be used;

               (c) the U.S. dollar equivalent of the principal amount of Zero Coupon Notes and other Notes sold for 90% or less of their principal amount at stated maturity shall be calculated at least monthly, and the proceeds received or to be received, plus any portion of original issue discount which is amortized from the date of issue to the date of the most recent valuation, without adjustment for any underwriting, placement agent or similar discount, fee or charge, or any other payment, receipt, or expense, shall be used for the valuation instead of their principal amount at stated maturity; and

               (d) the U.S. dollar equivalent of the principal amount of Partly Paid Notes shall be the principal amount regardless of the amount paid up on such Notes.

               (8) The Agent will determine the Rate of Interest pursuant to Condition 4(b)(iv) in the event that the Relevant Screen Page is not available or if, in the case of subclause (x) thereof, no offered quotation appears or, in the case of subclause (y) thereof, fewer than three of such offered quotations appear, at the time specified in Condition 4(b)(iv), as follows:

               (a) the Rate of Interest for the applicable Interest Period shall, subject as provided below, be the arithmetic mean (rounded, if necessary, to the fifth decimal place with 0.000005 being rounded upwards) of the offered quotations (expressed as a percentage rate per annum), of which the Agent is advised by all Reference Banks (as defined below) as at 11:00 a.m. (London time) on the Interest Determination Date plus or minus (as specified in the applicable Pricing Supplement) the Margin (if any), all as determined by the Agent;

               (b) if on the Interest Determination Date to which subclause
(8)(a) applies, two or three only of the Reference Banks advise the Agent of such offered quotations, the Rate of Interest for the next Interest Period shall be determined as in subclause (8)(a) on the basis of the rates of those Reference Banks advising such offered quotations;

               (c) if on the Interest Determination Date to which subclause
(8)(a) applies, one only or none of the Reference Banks advises the Agent of such rates, the Rate of Interest for the next Interest Period shall be whichever is the higher of:

                      (1) the Rate of Interest in effect for the last preceding Interest Period to which subclause (8)(a) shall have applied (plus or minus (as specified in the applicable Pricing Supplement), where a different Margin is to be applied to the next Interest Period than that which applied to the last preceding Interest Period, the Margin relating to the next Interest Period in place of the Margin relating to the last preceding Interest Period); or

                      (2) the reserve interest rate (the "Reserve

        Interest Rate") which shall be the rate per annum which the Agent determines to be either (x) the arithmetic mean (rounded, if necessary, to the fifth decimal place with 0.000005 being rounded upwards) of the lending rates for the Specified Currency which banks selected by the Agent in the principal financial center of the country of the Specified Currency (which, if Australian dollars, shall be Sydney and, if New Zealand dollars, shall be Auckland) are quoting on the relevant Interest Determination Date for the next Interest Period to the Reference Banks or those of them (being at least two in number) to which such quotations are, in the opinion of the Agent, being so made, plus or minus (as specified in the applicable Pricing Supplement) the Margin (if any), or
        (y) in the event that the Agent can determine no such arithmetic mean, the lowest lending rate for the Specified Currency which banks selected by the Agent in the principal financial center of the country of the Specified Currency (which, if Australian dollars, shall be Sydney and, if New Zealand dollars, shall be Auckland) are quoting on such Interest Determination Date to leading European banks for the next Interest Period, plus or minus (as specified in the applicable Pricing Supplement) the Margin (if any), provided that if the banks selected as aforesaid by the Agent are not quoting as mentioned above, the Rate of Interest shall be the Rate of Interest specified in (1) above; and

               (d) unless otherwise specified in the applicable Pricing Supplement, the Reference Banks will be Barclays Bank PLC, National Westminster Bank PLC, Bankers Trust Company and The Bank of Tokyo, Ltd. So long as any Floating Rate Note to which subclause (8)(a) is applicable remains outstanding, in the case of any bank being unable or unwilling to continue to act as a Reference Bank, the Company shall specify the London office of some other leading bank engaged in the Eurodollar market to act as such in its place.

               The Agent shall promptly notify the Company of each determination made as aforesaid.

               10.    Notice of any withholding or deduction

               If the Company is, in respect of any payments, compelled to withhold or deduct any amount for or on account of taxes, duties, assessments or governmental charges as specifically contemplated under the Conditions, the Company shall give notice thereof to the Agent as soon as it becomes aware of the requirement to make such withholding or deduction and shall give to the Agent such information as it shall require to enable it to comply with such requirement.

               11. Duties of the Agent in connection with early redemption

               (1) If the Company decides to redeem any Notes for the time being outstanding prior to their Maturity Date or the Interest Payment Date falling in the Redemption Month (as the case may be) in accordance with the Conditions, the Company shall give notice of such decision to the Agent not less than 40 days before the relevant redemption date.

               (2) If only some of the Notes of like tenor and of the same Series are to be redeemed on such date the Agent (or, in the case of a Global Note, Euroclear and/or Cedel Bank) shall make the required drawing in accordance with the Conditions.

               (3) The Agent shall publish the notice required in connection with any such redemption and shall at the same time also publish a separate list of serial numbers of any Notes previously drawn and not presented for redemption. Such notice shall specify the date fixed for redemption, the redemption amount, the manner in which redemption will be effected and, in the case of a partial redemption, the serial numbers of the Notes to be redeemed. Such notice will be published in accordance with the Conditions.

               12.    Publication of notices

               On behalf of and at the request and expense of the Company, the Agent shall cause to be published all notices required to be given by the Company in accordance with the Conditions.

               13.    Cancellation of Notes, Receipts, Coupons and Talons

               (1) Any Notes which are purchased pursuant to the Conditions by or on behalf of the Company, together (in the case of Notes in definitive form) with all unmatured Receipts, Coupons or Talons (if any) attached thereto or surrendered therewith, may, at the Company's option, be surrendered to the Agent for cancellation. Where any Notes, Receipts, Coupons or Talons are purchased and surrendered to the Agent for cancellation as aforesaid, the Company shall procure that all relevant details are promptly given to the Agent and that all Notes, Receipts, Coupons or Talons to be so cancelled are delivered to the Agent. All Notes which are redeemed, all Receipts or Coupons which are paid and all Talons which are exchanged shall be cancelled by the Agent or Paying Agent by which they are redeemed, paid or exchanged. Each of the Paying Agents shall give to the Agent details of all payments made by it and shall deliver all cancelled Notes, Receipts, Coupons and Talons to the Agent or to any Paying Agent authorized from time to time in writing by the Agent to accept delivery of cancelled Notes, Receipts, Coupons and Talons (an "Authorized Agent").

               (2) A certificate stating:

               (a) the aggregate principal amount of Notes which have been redeemed and the aggregate amount paid in respect thereof;

               (b) the number of Notes cancelled together (in the case of Notes in definitive form) with details of all unmatured Receipts, Coupons or Talons (if any) attached thereto or delivered therewith;

               (c) the aggregate amount paid in respect of interest on the Notes;

               (d) the total number by maturity date of Receipts, Coupons and Talons so cancelled; and

               (e)    the serial numbers of such Notes,

shall be given to the Company by the Agent as soon as reasonably practicable and in any event within 30 days after the date of such repayment or, as the case may be, payment or exchange.

               (3) Subject to being duly notified in due time, the Agent shall give a certificate to the Company, within three months of the date of purchase and cancellation of Notes as aforesaid, stating:

               (a)    the principal amount of Notes so purchased and cancelled;

               (b)    the serial numbers of such Notes; and

               (c) the total number by maturity date of the Receipts, Coupons and Talons (if any) appertaining thereto and surrendered therewith or attached thereto.

               (4) The Agent or an Authorized Agent shall destroy all cancelled Notes, Receipts, Coupons and Talons (unless otherwise instructed by the Company) and, forthwith upon destruction, furnish the Company and, in the case of an Authorized Agent, the Agent with a certificate of the serial numbers of the Notes and the number by maturity date of Receipts, Coupons and Talons so destroyed.

               (5) Without prejudice to the obligations of the Agent pursuant to subclause (2), the Agent shall keep a full and complete record of all Notes, Receipts, Coupons and Talons (other than serial numbers of Coupons, except those which have been replaced pursuant to Condition 14) and of all new or replacement Notes, Receipts, Coupons or Talons issued in substitution for exchanged or mutilated, defaced, destroyed, lost or stolen Notes, Receipts, Coupons or Talons. The Agent shall at all reasonable times make such record available to the Company and any person authorized by the Company for inspection and for the taking of copies thereof or extracts therefrom.

               (6) All records and certificates made or given pursuant to this Clause 13 and Clause 14 shall make a distinction between Notes, Receipts, Coupons and Talons of each Series.

               14. Exchange; Issue of new and replacement Notes, Receipts, Coupons and Talons

               (1) The Company will cause a sufficient quantity of additional forms of Notes, Receipts, Coupons and Talons to be available, upon request, to the Agent at its specified office for the purpose of issuing Notes, Receipts, Coupons and Talons as provided below.

               (2) Notes (together with any Receipts, Coupons and Talons appertaining thereto) may be exchanged for Notes of the same Series in any authorized denominations and of like tenor and terms and aggregate principal amount, upon surrender of the Notes to be exchanged with all unmatured Receipts, Coupons and Talons appertaining thereto at the specified office of the Agent, in accordance with all applicable laws and regulations, upon payment, if the Company shall so require, of the costs incurred in connection therewith. If the Noteholder is unable to produce any of the Receipts, Coupons and Talons appertaining to such Note, such new Note will only have attached to it Receipts, Coupons and Talons corresponding to those (if any) attached to the Note which is presented for exchange, unless the surrender of such missing Receipts, Coupons or Talons is waived by the Company upon the condition that the Noteholder furnish such indemnity as the Company may require. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Agent shall authenticate and deliver, each Note which the Noteholder making the exchange is entitled to receive.

               (3) The Agent will, subject to and in accordance with the Conditions and the following provisions of this Clause 14, cause to be delivered any replacement Notes, Receipts, Coupons and Talons which the Company may determine to issue in place of Notes, Receipts, Coupons and Talons which have been lost, stolen, mutilated, defaced or destroyed. In the case of a mutilated or defaced Note, the Agent shall ensure that (unless otherwise covered by such indemnity as the Company may require) any replacement Note will only have attached to it Receipts, Coupons and Talons corresponding to those (if any) attached to the mutilated or defaced Note which is presented for replacement.

               (4) The Agent shall not issue any replacement Note, Receipt, Coupon or Talon unless and until the applicant therefor shall have:

               (a) paid such costs as may be incurred in connection therewith;

               (b) furnished it with such evidence (including evidence as to the serial number of such Note, Receipt, Coupon or Talon) and indemnity (which may include a bank guarantee) as the Company may reasonably require; and

               (c) in the case of any mutilated or defaced Note, Receipt, Coupon or Talon, surrendered the same to the Agent.

               (5) The Agent shall cancel any Notes (and the Receipts, Coupons and Talons appertaining thereto) presented for exchange or any mutilated or defaced Notes, Receipts, Coupons and Talons in respect of which new or replacement Notes, Receipts, Coupons and Talons, as the case may be, have been issued pursuant to this Clause 14 and shall furnish the Company with a certificate stating the serial numbers of the Notes, Receipts, Coupons and Talons so cancelled and, unless otherwise instructed by the Company in writing, shall destroy such cancelled Notes, Receipts, Coupons and Talons and furnish the Company with a destruction certificate containing the information specified in Clause 13(4).

               (6) The Agent shall, on issuing any new or replacement Note, Receipt, Coupon or Talon, forthwith inform the Company and the Paying Agents of the serial number of such new or replacement Note, Receipt, Coupon or Talon issued and (if known) of the serial number of the Note, Receipt, Coupon or Talon in place of which such new or replacement Note, Receipt, Coupon or Talon has been issued. Whenever new or replacement Receipts, Coupons or Talons are issued pursuant to the provisions of this Clause 14, the Agent shall also notify the Paying Agents of the maturity dates of the exchanged or lost, stolen, mutilated, defaced or destroyed Receipts, Coupons or Talons and of the new or replacement Receipts, Coupons or Talons issued.

               (7) The Agent shall keep a full and complete record of all new and replacement Notes, Receipts, Coupons and Talons issued and shall make such record available all at reasonable times to the Company and any persons authorized by the Company for inspection and for the taking of copies thereof or extracts therefrom.

               (8) Whenever any Note, Receipt, Coupon or Talon for which a new or replacement Note, Receipt, Coupon or Talon has been issued and in respect of which the serial number is known is presented to the Agent or any of the Paying Agents for payment, the Agent or, as the case may be, the relevant Paying Agent shall immediately send notice thereof to the Company and the Agent.

               15. Copies of this Agreement and each Pricing Supplement available for inspection

               The Agent and the Paying Agents shall, for as long as any Note remains outstanding, hold copies of this Agreement, each Pricing Supplement, the Company's Certificate of Incorporation as amended and restated from time to time and the latest annual and any interim reports of the Company available for inspection. For this purpose, the Company shall furnish the Agent and the Paying Agents with sufficient copies of each of such documents.

               16.    Commissions and expenses

               (1) The Company shall pay to the Agent such fees and commissions as the Company and the Agent may separately agree in respect of the services of the Agent and the Paying Agents hereunder together with any reasonable out-of-pocket expenses (including legal, printing, postage, tax, cable and advertising expenses required in connection with the Notes issued hereunder) incurred by the Agent and the Paying Agents in connection with their said services.

               (2) The Agent shall make payment of the fees and commissions due hereunder to the Paying Agents and shall reimburse their expenses promptly after the receipt of the relevant moneys from the Company. The Company shall not be responsible for any such payment or reimbursement by the Agent to the Paying Agents.

               17.    Indemnity

               (1) The Company shall indemnify the Agent and each of the Paying Agents against any direct losses, liabilities, costs, claims, actions, demands or expenses (including, but not limited to, all reasonable costs, legal fees, charges and expenses paid or incurred in disputing or defending any of the foregoing but excluding loss of profits) which it may incur or which may be made against the Agent or any Paying Agent as a result of or in connection with its appointment by the Company or the exercise of its powers and duties hereunder except such as may result from its own wilful default, negligence or bad faith or that of its officers, directors or employees or the breach by it of the terms of this Agreement.

               (2) The Agent and the Paying Agents shall not be liable for any action taken or omitted hereunder except for their own wilful default, negligence or bad faith or that of their respective officers, directors or employees or the breach by any of them of the terms of this Agreement.

               (3) Neither the Agent nor any of the Paying Agents shall be responsible for the acts or failure to act of any other of them and each of the Agent and the Paying Agents shall indemnify the Company against any loss, liability, cost, claim, action, demand or expense (including, but not limited to, all reasonable costs, legal fees, charges and expenses paid or incurred in disputing or defending any of the foregoing but excluding loss of profits) which the Company may incur or which may be made against it as a result of the breach by the Agent or any such Paying Agent of the terms of this Agreement or its wilful default, negligence or bad faith or that of its officers, directors or employees.

               18.    Repayment by the Agent

               The Agent shall, forthwith on demand, upon the Company being discharged from its obligation to make payments in respect of any Notes under the Conditions, provided that there is no outstanding, bona fide and proper claim in respect of any such payments, pay to the Company sums equivalent to any amounts paid to it by the Company in respect of such Notes.

               19.    Conditions of appointment

               (1) The Agent shall be entitled to deal with money paid to it by the Company for the purpose of this Agreement in the same manner as other money paid to a banker by its customers except:

               (a) that it shall not exercise any right of set-off, lien or similar claim in respect thereof;

               (b)    as provided in subclause (2) below; and

               (c) that it shall not be liable to account to the Company for any interest thereon except as otherwise agreed between the Company and the Agent.

               (2) In acting hereunder and in connection with the Notes, the Agent and the Paying Agents shall act solely as agents of the Company and will not thereby assume any obligations towards or relationship of agency or trust for or with any of the owners or holders of the Notes, Receipts, Coupons or Talons, except that all funds held by the Agent or the Paying Agents for payment to the Noteholders shall be held in trust, to be applied as set forth herein, but need not be segregated from other funds except as required by law; provided, however, that monies paid by the Company to the Agent for the payment of principal or interest on Notes remaining unclaimed at the end of one year after such principal or interest shall become due and payable shall be repaid to the Company as provided and in the manner set forth in the Notes where upon all liability of the Agent with respect thereto shall cease.

               (3) The Agent and the Paying Agents hereby undertake to the Company to perform such obligations and duties, and shall be obliged to perform such duties and only such duties, as are herein, in the Conditions and in the Procedures Memorandum specifically set forth, and no implied duties or obligations shall be read into this Agreement or the Notes against the Agent and the Paying Agents.

               (4) The Agent may consult with legal and other professional advisers and the opinion of such advisers shall be full and complete protection in respect of any action taken, omitted or suffered hereunder in good faith and in accordance with the opinion of such advisers.

               (5) Each of the Agent and the Paying Agents shall be protected and shall incur no liability for or in respect of any action taken, omitted or suffered in reliance upon any instruction, request or order from the Company or any notice, resolution, direction, consent, certificate, affidavit, statement, cable, telex or other paper or document which it reasonably believes to be genuine and to have been delivered, signed or sent by the proper party or parties or upon written instructions from the Company.

               (6) Any of the Agent and the Paying Agents and their officers, directors and employees may become the owner of, or acquire any interest in, any Notes, Receipts, Coupons or Talons with the same rights that it or he would have if the Agent or the relevant Paying Agent, as the case may be, concerned were not appointed hereunder, and may engage or be interested in any financial or other transaction with the Company and may act on, or as depositary, trustee or agent for, any committee or body of holders of Notes or Coupons or in connection with any other obligations of the Company as freely as if the Agent or the relevant Paying Agent, as the case may be, were not appointed hereunder.

               (7) The Company shall provide the Agent with a certified copy of the list of persons authorized to execute documents and take action on behalf of the Company in connection with this Agreement and shall notify the Agent immediately in writing if any of such persons ceases to be so authorized or if any additional person becomes so authorized together, in the case of an additional authorized person, with a certified copy of the revised list of persons authorized to execute documents and take action on behalf of the Company.

               20.    Communication between the parties

               A copy of all communications relating to the subject matter of this Agreement between the Company and any holders of Notes, Receipts or Coupons and any of the Paying Agents shall be sent to the Agent by the relevant Paying Agent.

               21.    Changes in Agent and Paying Agents

               (1) The Company agrees that, until no Note is outstanding or until moneys for the payment of all amounts in respect of all outstanding Notes have been made available to the Agent (whichever is the later):

               (a) so long as any Notes are listed on a Stock Exchange, there will at all times be a Paying Agent (or the Agent) having a specified office in each location required by the rules and regulations of the relevant Stock Exchange;

               (b) there will at all times be a Paying Agent (or the Agent) with a specified office in a city approved by the Company and the Agent in continental Europe; and

               (c) there will at all times be an Agent.

               In addition, the Company shall appoint a Paying Agent having a specified office in New York City in the circumstances described in the final paragraph of Condition 6(b). Any variation, termination, appointment or change shall only take effect (other than in the case of insolvency, when it shall be of immediate effect) after not less than 30 nor more than 45 days' prior notice thereof shall have been given to the Agent and the Noteholders in accordance with Condition 16.

               (2) The Agent may (subject as provided in subclause (4)) at any time resign as Agent by giving written notice to the Company of such intention on its part, specifying the date on which its desired resignation shall become effective; provided that such date shall never be less than three months after the receipt of such notice by the Company unless the Company agrees to accept less notice.

               (3) The Agent may (subject as provided in subclause (4)) be removed at any time by the filing with it of an instrument in writing signed on behalf of the Company specifying such removal and the date when it shall become effective.

               (4) Any resignation under subclause (2) or removal under subclause (3) shall only take effect upon the appointment by the Company of a successor Agent and (other than in cases of insolvency of the Agent) on the expiry of the notice to be given under Clause 23. If, by the day falling 10 days before the expiry of any notice under subclause (2), the Company has not appointed a successor Agent, then the Agent shall be entitled, on behalf of the Company, to appoint as a successor Agent in its place such reputable financial institution of good standing as it may reasonably determine to be capable of performing the duties of the Agent hereunder.

               (5) In case at any time the Agent resigns, or is removed, or becomes incapable of action or is adjudged bankrupt or insolvent, or files a voluntary petition in bankruptcy or makes an assignment for the benefit of its creditors or consents to the appointment of an administrator, liquidator or administrative or other receiver of all or a substantial part of its property, or if an administrator, liquidator or administrative or other receiver of it or all or a substantial part of its property is appointed, or it admits in writing its inability to pay or meet its debts as they become due, or if an order of any court is entered approving any petition filed by or against it under the provisions of any applicable bankruptcy or insolvency law or if any officer takes charge or control of it or of its property or affairs for the purpose of rehabilitation, administration or liquidation, a successor Agent may be appointed by the Company by an instrument in writing filed with the successor Agent. Upon the appointment as aforesaid of a successor Agent and acceptance by the latter of such appointment and (other than in case of insolvency of the Agent) upon expiry of the notice to be given under Clause 23 the Agent so superseded shall cease to be the Agent hereunder.

               (6) Subject to subclause (1), the Company may, after prior consultation with the Agent, terminate the appointment of any of the Paying Agents at any time and/or appoint one or more further Paying Agents by giving to the Agent, and to the relevant Paying Agent, at least 45 days' notice in writing to that effect.

               (7) Subject to subclause (1), all or any of the Paying Agents may resign their respective appointments hereunder at any time by giving the Company and the Agent at least 45 days' written notice to that effect.

               (8) Upon its resignation or removal becoming effective, the Agent or the relevant Paying Agent:

               (a) shall forthwith transfer all moneys held by it hereunder and, in the case of the Agent, the records referred to in Clauses 13(5) and 14(7) to the successor Agent hereunder; and

               (b) shall be entitled to the payment by the Company of its commissions and fees for the services theretofore rendered hereunder in accordance with the terms of Clause 16 and to the reimbursement of all reasonable out-of-pocket expenses (including legal fees and together with any applicable value added tax or similar tax thereon) incurred in connection therewith.

               (9) Upon its appointment becoming effective, a successor Agent and any new Paying Agent shall, without further act, deed or conveyance, become vested with all the authority, rights, powers, trust, immunities, duties and obligations of such predecessor with like effect as if originally named as Agent or (as the case may be) a Paying Agent hereunder.

               22.    Merger and consolidation

               Any corporation into which the Agent or any Paying Agent may be merged, or any corporation with which the Agent or any of the Paying Agents may be consolidated, or any corporation resulting from any merger or consolidation to which the Agent or any of the Paying Agents shall be a party, or any corporation to which the Agent or any of the Paying Agents shall sell or otherwise transfer all or substantially all the assets of the Agent or any Paying Agent shall, on the date when such merger, consolidation or transfer becomes effective and to the extent permitted by any applicable laws, become the successor Agent or, as the case may be, Paying Agent under this Agreement without the execution or filing of any paper or any further act on the part of the parties hereto, unless otherwise required by the Company, and after the said effective date all references in this Agreement to the Agent or, as the case may be, such Paying Agent shall be deemed to be references to such corporation. Notice of any such merger, consolidation or transfer shall forthwith be given to the Company by the relevant Agent or Paying Agent.

               23.    Notifications

               Following receipt of notice of resignation from the Agent or any Paying Agent and forthwith upon appointing a successor Agent or, as the case may be, further or other Paying Agent or on giving notice to terminate the appointment of any Agent or, as the case may be, Paying Agent, the Company shall give or cause to be given not more than 45 days' nor less than 30 days' notice thereof to the Noteholders in accordance with the Conditions.

               24.    Change of specified office

               If the Agent or any Paying Agent determines to change its specified office it shall give to the Company and (if applicable) the Agent written notice of such determination giving the address of the new specified office which shall be in the same city and stating the date on which such change is to take effect, which shall not be less than 45 days thereafter. The Agent (on behalf of the Company) shall within 15 days of receipt of such notice (unless the appointment of the Agent or the relevant Paying Agent, as the case may be, is to terminate pursuant to Clause 21 on or prior to the date of such change) give or cause to be given not more than 45 days' nor less than 30 days' notice thereof to the Noteholders in accordance with the Conditions.

               25.    Notices

               Any notice or communication given hereunder shall be sufficiently given or served:

               (a) if delivered in person to the relevant address specified on the signature pages hereof and, if so delivered, shall be deemed to have been delivered at time of receipt; or

               (b) if sent by facsimile (and followed by delivery to the relevant address) or telex to the relevant number specified on the signature pages hereof and, if so sent, shall be deemed to have been delivered upon transmission provided such transmission is confirmed by the answer back of the recipient (in the case of telex) or when an acknowledgement of receipt is received (in the case of facsimile).

               26.    Taxes and stamp duties

               The Company agrees to pay any and all stamp and other documentary taxes or duties (other than any interest or penalties arising as a result of a failure by any other person to account promptly to the relevant authorities for any such duties or taxes after such person shall have received from the Company the full amount payable in respect thereof) which may be payable in connection with the execution, delivery, performance and enforcement of this Agreement.

               27.    Currency indemnity

               If, under any applicable law and whether pursuant to a judgment being made or registered against the Company or for any other reason, any payment under or in connection with this Agreement is made or is to be satisfied in a currency (the "other currency") other than that in which the relevant payment is expressed to be due (the "required currency") under this Agreement, then, to the extent that the payment (when converted into the required currency at the rate of exchange on the date of payment or, if it is not practicable for the Agent or the relevant Paying Agent to purchase the required currency with the other currency on the date of payment, at the rate of exchange as soon thereafter as it is practicable for it to do so or, in the case of a liquidation, insolvency or analogous process at the rate of exchange on the latest date permitted by applicable law for the determination of liabilities in such liquidation, insolvency or analogous process) actually received by the Agent or the relevant Paying Agent falls short of the amount due under the terms of this Agreement, the Company shall, as a separate and independent obligation, indemnify and hold harmless the Agent against the amount of such shortfall.

               For the purposes of this Clause 27, "rate of exchange" means the rate at which the Agent is able on the relevant date to purchase the required currency with the other currency and shall take into account any premium and other costs of exchange.

               28.    Amendments; Meetings of Holders

               (1) This Agreement, the Notes and any Receipts and Coupons attached to the Notes may be amended by the Company and the Agent, without consent of the holder of any Note, Receipt or Coupon (i) for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision contained herein or therein, or to evidence the succession of another corporation to the Company as provided in Condition 11, (ii) to make any further modifications of the terms of this Agreement necessary or desirable to allow for the issuance of any additional Notes (which modifications shall not be materially adverse to holders of outstanding Notes) or (iii) in any manner which the Company (and, in the case of this Agreement, the Agent) may deem necessary or desirable and which shall not materially adversely affect the interests of the holders of the Notes, Receipts and Coupons. In addition, (a) with the consent of the holders of not less than a majority in aggregate principal amount of the Senior Notes then outstanding affected thereby, or by a resolution adopted by a majority in aggregate principal amount of such outstanding Senior Notes affected thereby present or represented at a meeting of such holders at which a quorum is present, this Agreement with respect to such Senior Notes and the terms and conditions of such Senior Notes, Receipts and Coupons may be modified or amended by the parties hereto, and future compliance and past defaults in respect thereto waived, and (b) with the consent of the holders of not less than a majority in aggregate principal amount of the Subordinated Notes then outstanding affected thereby, or by a resolution adopted by a majority in aggregate principal amount of such outstanding Subordinated Notes affected thereby present or represented at a meeting of such holders at which a quorum is present, this Agreement with respect to such Subordinated Notes and the terms and conditions of such Subordinated Notes, Receipts and Coupons may be modified or amended by the parties hereto, and future compliance and past defaults in respect thereto waived, in each case as provided in Conditions 12 and 13 and subject to the limitations therein provided.

               (2) The holders of Senior Notes and Subordinated Notes will have separate meetings and vote as separate classes of Notes. A meeting of holders of Senior or Subordinated Notes may be called by the holders of at least 10 per cent. in principal amount of the outstanding Senior or Subordinated Notes, respectively, at any time and from time to time to make, give or take any request, demand authorization, direction, notice, consent, waiver or other action provided by this Agreement or such Notes to be made, given or taken by holders of such Notes.

               (3) The Agent may at any time call a meeting of holders of Senior or Subordinated Notes for any purpose specified in subclause (1) to be held at such time and at such place in The City of New York or in London, as the Agent and the Company shall determine. Notice of every meeting of holders of Senior or Subordinated Notes, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given by the Agent to the Company and to the holders of the respective Notes, in the same manner as provided in Condition 16, not less than 21 nor more than 180 days prior to the date fixed for the meeting. If at any time the Company or the holders of at least 10 per cent. in principal amount of the outstanding Senior or Subordinated Notes shall have requested the Agent to call a meeting of the holders to take any action authorized in subclause (1), by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Agent shall not have given notice of such meeting within 21 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Company, or the holders of Senior or Subordinated Notes, as the case may be, in the amount above-specified, as the case may be, may determine the time and the place in The City of New York or London for such meeting and may call such meeting by giving notice thereof as provided in this subclause (3).

               (4) To be entitled to vote at any meeting of holders of Senior or Subordinated Notes, a person shall be a holder of outstanding Senior or Subordinated Notes, as the case may be, affected thereby at the time of such meeting, or a person appointed by an instrument in writing as proxy for such holder.

               (5) The persons entitled to vote a majority in principal amount of the outstanding Senior or Subordinated Notes affected thereby shall constitute a quorum in respect of such Senior or Subordinated Notes. In the absence of a quorum, within 30 minutes of the time appointed for any such meeting, the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in subclause (3) except that such notice need be given not less than five days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly that 25 per cent. of the principal amount of the outstanding Senior or Subordinated Notes affected thereby shall constitute a quorum.

               Subject to the foregoing, at the reconvening of any meeting adjourned for a lack of a quorum, the persons entitled to vote 25 per cent. in principal amount of the outstanding Senior or Subordinated Notes affected thereby, as the case may be, shall constitute a quorum for the taking of any action set forth in the notice of the original meeting. Any meeting of holders of Senior or Subordinated Notes at which a quorum is present may be adjourned from time to time by vote of a majority in principal amount of the outstanding Senior or Subordinated Notes affected thereby, as the case may be, represented at the meeting, and the meeting may be held as so adjourned without further notice. At a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid, any resolution and all matters shall be effectively passed and decided if passed or decided by the persons entitled to vote a majority in principal amount of the outstanding Senior or Subordinated Notes represented and voting at such meeting, provided that such amount approving such resolution shall be not less than 25 per cent. in principal amount of the outstanding Senior or Subordinated Notes affected thereby, as the case may be.

               (6) The Agent may make such reasonable regulations as it may deem advisable for any meeting of holders of Senior or Subordinated Notes in regard to proof of the holding of such Notes and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. The Agent shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or holders of Senior or Subordinated Notes as provided above, in which case the Company or the holders of Senior or Subordinated Notes calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the persons entitled to vote a majority in principal amount of the outstanding Senior or Subordinated Notes represented at the meeting. The chairman of the meeting shall have no right to vote, except as a holder of Senior or Subordinated Notes affected thereby or as a proxy. A record, at least in triplicate, of the proceedings of each meeting of holders of Senior or Subordinated Notes shall be prepared, and one such copy shall be delivered to the Company and another to the Agent to be preserved by the Agent.

               29.    Calculation Agency Agreement

               A form of calculation agency agreement is annexed to this Agreement as Appendix C. Where the Conditions require functions to be carried out by a calculation agent (including in respect of Indexed Notes and Dual Currency Notes), the Company may execute such an agreement or an agreement in such form as the Company and the calculation agent may agree and any calculations will be made in the manner specified in the applicable Pricing Supplement.

               30.    Descriptive Headings

               The descriptive headings in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

               31.    Governing Law

               This Agreement is governed by, and shall be construed in accordance with, the laws of the State of California, United States of America, applicable to agreements made and to be performed wholly within such jurisdiction.

               32.    Counterparts

               This Agreement may be executed in one or more counterparts all of which shall constitute one and the same agreement.


                                     [Signature Page Next]

               IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

The Company
-----------

BANKAMERICA CORPORATION
555 California Street
San Francisco, California 94104

Telephone:     1 415 953 8496
Telefax:       1 415 622 3611
Attention:     Shaun M. Maguire, Senior Vice President
               and Assistant Treasurer


By:     /s/ S.M. Maguire
   --------------------------------------
    Name:      Shaun M. Maguire
    Title:Senior Vice President and Assistant Treasurer


The Agent

FIRST TRUST OF NEW YORK, NATIONAL ASSOCIATION
100 Wall Street, Suite 1600
New York, New York 10005

Telephone:     1 212 361 2460
Telefax:       1 212 809 5459
Attention:     John Bowman, Vice President


By:     /s/ John Bowman
   --------------------------------------
   Name:       John Bowman
   Title:      Vice President

The Agent's agent with respect to its obligations as issuing and principal paying agent under this Agreement

UNION BANK OF SWITZERLAND,
LONDON BRANCH


Telephone:     44 171 901 6126
Telefax:       44 171 901 6118
Attention:     Margaret Potter


By:     /s/ Nicola Dale
   --------------------------------------
   Name:  Nicola Dale
   Title: Authorised Officer

--------------------------------------------------------------------------------

                             BankAmerica Corporation
                          NationsBank (DE) Corporation

--------------------------------------------------------------------------------


                                  AMENDMENT TO
                  SECOND AMENDED AND RESTATED AGENCY AGREEMENT


                         Dated as of September 30, 1998

         Amending the Second Amended and Restated Agency Agreement dated as of November 15, 1996, between
                           BankAmerica Corporation and
                      U.S. Bank Trust, National Association
     (successor to First Trust of New York, National Association), as Agent


--------------------------------------------------------------------------------

        AMENDMENT TO SECOND AMENDED AND RESTATED AGENCY AGREEMENT, dated as of September 30, 1998 (the "Amendment"), among NationsBank (DE) Corporation, a Delaware corporation ("NationsBank (DE)") and a direct wholly owned subsidiary of NationsBank Corporation, a North Carolina corporation ("NationsBank"), BankAmerica Corporation, a Delaware corporation ("BankAmerica"), and U.S. Bank Trust National Association, as Agent (the "Agent") under the
Agency Agreement referred to herein;

        WHEREAS, BankAmerica and the Agent heretofore executed and delivered a Second Amended and Restated Agency Agreement, dated as of November 15, 1996 (the "Agency Agreement"); and

        WHEREAS, pursuant to the Agency Agreement BankAmerica issued and the Agent authenticated and delivered one or more series of BankAmerica's Euro Medium-Term Notes (the "Notes"); and

        WHEREAS, NationsBank and BankAmerica have entered into the Agreement and Plan of Reorganization, dated as of April 10, 1998, pursuant to which (i) NationsBank will merge (the "Reincorporation Merger") with and into NationsBank
(DE), in accordance with the terms and conditions of the Plan of Reincorporation Merger by and between NationsBank and NationsBank (DE), dated as of August 3, 1998, with NationsBank (DE) as the surviving corporation in the Reincorporation Merger, and (ii) BankAmerica will thereafter merge (the "Merger," and together with the Reincorporation Merger, the "Reorganization")with and into NationsBank
(DE), with NationsBank (DE) as the surviving corporation in the Merger; and

        WHEREAS, the Reorganization is expected to be consummated on September 30, 1998, at which time, NationsBank (DE) will change its name to BankAmerica Corporation; and

        WHEREAS, Condition 11 of the Terms and Conditions of the Notes, which are attached as Appendix A of the Agency Agreement (the "Terms and Conditions"), provides that in the case of the Reorganization, NationsBank (DE) shall expressly assume by amendment to the Agency Agreement all the obligations under the Notes and the Agency Agreement on the part of BankAmerica to be performed or observed; and

        WHEREAS, Section 28(1) of the Agency Agreement provides that BankAmerica and the Agent may amend the Agency Agreement and the Notes without notice to or consent of any Holders of the Notes in order to comply with Condition 11 of the Terms and Conditions; and

        WHEREAS, this Amendment has been duly authorized by all necessary corporate action on the part of each of NationsBank (DE) and BankAmerica.

        NOW, THEREFORE, NationsBank (DE), BankAmerica and the Agent agree as follows for the equal and ratable benefit of the Holders of the Notes:

                                    ARTICLE I
                       ASSUMPTION BY SUCCESSOR CORPORATION

     SECTION 1.1. Assumption of the Notes. NationsBank (DE) hereby expressly assumes the due and punctual payment of the principal of (and premium, if any) and interest (including all Additional Amounts, if any, as provided in Condition 9 of the Terms and Conditions) on all the Notes, Receipts and Coupons, according to their tenor, and the performance of every covenant and condition of the Notes and the Agency Agreement to be performed by BankAmerica.

        SECTION 1.2. Agent's Acceptance. The Agent hereby accepts this Amendment and agrees to perform the same under the terms and conditions set forth in the Agency Agreement.


                                   ARTICLE II
                                  MISCELLANEOUS

        SECTION 2.1. Effect of Amendment. Upon the later to occur of (i) the execution and delivery of this Amendment by NationsBank (DE), BankAmerica and the Agent and (ii) the consummation of the Reorganization, the Agency Agreement shall be amended in accordance herewith, and this Amendment shall form a part of the Agency Agreement for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered under the Agency Agreement shall be bound thereby.

        SECTION 2.2. Agency Agreement Remains in Full Force and Effect. Except as amended hereby, all provisions in the Agency Agreement shall remain in full force and effect.

        SECTION 2.3. Agency Agreement and Amendment. This Amendment amends the Agency Agreement, and the Agency Agreement and this Amendment shall henceforth be read and construed together.

        SECTION 2.4. Confirmation and Preservation of Agency Agreement. The Agency Agreement, as amended by this Amendment is in all respects confirmed and preserved.

        SECTION 2.5 Severability. In case any provision in this Amendment shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        SECTION 2.6 Terms Defined in the Agency Agreement. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agency Agreement, including its appendices.

        SECTION 2.7. Headings. The Article and Section headings of this Amendment have been inserted for convenience of reference only, are not to be considered part of this Amendment and shall in no way modify or restrict any of the terms or provisions hereof.

        SECTION 2.8. Benefits of Amendment, etc. Nothing in this Amendment or the Notes, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder and the Holders of the Notes, any benefit of any legal or equitable right, remedy or claim under the Agency Agreement, this Amendment or the Notes.

        SECTION 2.9. Successors. All agreements of NationsBank (DE) in this Amendment shall bind its successors. All agreements of the Agent in this Amendment shall bind its successors.

        SECTION 2.10. Agent Not Responsible for Recitals. The recitals contained herein shall be taken as the statements of BankAmerica and NationsBank (DE), and the Agent assumes no responsibility for their correctness. The Agent makes no representations as to, and shall not be responsible for, the validity or sufficiency of this Amendment.

        SECTION 2.11. Certain Duties and Responsibilities of the Agent. In entering into this Amendment, the Agent shall be entitled to the benefit of every provision of the Agency Agreement relating to the conduct or affecting the liability or affording protection to the Agent, whether or not elsewhere herein so provided.

        SECTION 2.13. Governing Law. This Amendment to the Agency Agreement shall be governed by, and construed in accordance with, the laws of the jurisdiction which govern the Agency Agreement and its construction.

        SECTION 2.14. Counterpart originals. The parties may sign any number of copies of this Amendment. Each signed copy shall be an original, but all of them together represent the same agreement.

        IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date first written above.


                                        NationsBank (DE) Corporation


                                        By:    /s/ John E. Mack
                                           ---------------------------------
                                               Name: John E. Mack
                                               Title: Senior Vice President

                                        BankAmerica Corporation


                                        By:    /s/ S.M. Maguire
                                           ---------------------------------
                                               Name: S.M. Maguire
                                               Title: Senior Vice President and
                                                      Assistant Treasurer

                                        U.S. Bank Trust, National
                                        Association, as Agent


                                        By:    /s/ John D. Bowman
                                           ---------------------------------
                                               Name: John D. Bowman
                                               Title: Vice President

                                        The Agent's agent with respect to
                                        its obligations as issuing and
                                        principal paying agent under the
                                        Agency Agreement.

                                        Midland Bank PLC, London office


                                        By:    /s/ Colin Groome
                                           ---------------------------------
                                               Name: Colin Groome
                                               Title: Head of Issuer Services


                                        6